CONSENT OF INDEPENDENT AUDITORS

As independent auditors of SMLX Technologies, Inc. (formerly Simplex Medical Systems, Inc. and Subsidiary), we hereby consent to the use of our report as of December 31, 1997 and for the year then ended, dated March 26, 1998, and to all references to our Firm included in or made a part of this registration statement.


                            /s/ Schmidt & Co.
                            SCHMIDT, RAINES, TRIESTE,
                            DICKENSON & ADAMS, P.L.

Boca Raton, Florida
November 6, 1998